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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

COMPEX TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPEX TECHNOLOGIES, INC.

1811 Old Highway 8
New Brighton, MN 55112-3493

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 11, 2004

To the Shareholders of
COMPEX TECHNOLOGIES, INC.:

     The Annual Meeting of Shareholders of Compex Technologies, Inc. will be held at 2:00 p.m. on Thursday, November 11, 2004, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, 15th Floor, Minneapolis, Minnesota, for the following purposes:

1.	To elect five directors to serve for the following year and until their successors are elected;

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of our common stock at the close of business on October 1, 2004 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas Martin
Secretary

October 6, 2004

IMPORTANT – PLEASE MAIL YOUR PROXY PROMPTLY
In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy.

VOTING RIGHTS AND PROCEDURES
PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES, AND OTHER CORPORATE GOVERNANCE MATTERS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
APPENDIX A

COMPEX TECHNOLOGIES, INC.
1811 Old Highway 8
New Brighton, MN 55112-3493

PROXY STATEMENT

Annual Meeting of Shareholders
November 11, 2004

     We have prepared this proxy statement on behalf of our Board of Directors for use in soliciting proxies for our Annual Meeting of Shareholders to be held Thursday, November 11, 2004. The Annual Meeting will be held on the 15th floor of the offices of Dorsey & Whitey LLP, 50 South Sixth Street, Minneapolis, Minnesota at 2:00 p.m. We will bear the cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this proxy statement. We have not retained a proxy solicitation agent or any other consulting firm to assist us with the proxy process. Instead, our officers or other regular employees may solicit proxies in person, by mail, telephone or facsimile, but will not receive any special compensation for these services.

     The only matter that our Board of Directors knows will be presented at the Annual Meeting is the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH DIRECTOR WHO HAS BEEN NOMINATED. Should any other matter properly come before the meeting, we intend that the persons named in the enclosed proxy will have authority to vote the proxy in accordance with their judgment.

VOTING RIGHTS AND PROCEDURES

     We will vote your shares in the manner that you have directed if you return a proxy in the form solicited with this proxy statement. If you complete the proxy form but do not direct us how to vote, your shares will be voted for the election of the nominees for director named in this proxy statement and in the manner the named proxies decide on any other matters properly brought before the meeting. If you “withhold vote for” one or more directors, we will consider your shares present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors for whom you have abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote on the matters voted on at the meeting. You may revoke your proxy at any time before the meeting by delivering to our corporate secretary a written notice of termination of the proxies’ authority or a signed proxy bearing a later date.

     You must be a holder of record of our common stock at the close of business on October 1, 2004, to be entitled to receive notice of and to vote at the meeting. On October 1, 2004, we had 12,454,107 shares of common stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

     We are providing a copy of our Annual Report to Shareholders for the year ended June 30, 2004, with this proxy statement. We are mailing this proxy statement and a form of proxy on or about October 6, 2004.

PROPOSAL 1: ELECTION OF DIRECTORS

     Our Nominating and Corporate Governance Committee has nominated five persons for election at the Annual Meeting: Frederick Ayers, Dan Gladney, Richard Jahnke, John Maley, and Jack Smith. All nominees are currently directors and have been nominated for reelection.

     The following is a description of each nominee:

			Principal occupation and business
Name	Age	Director since	experience for past five years
Frederick H. Ayers †s*	65	1998	Private investor and consultant for more than five years.

Dan W. Gladney	51	2002	President and Chief Executive Officer of Compex since September 2002; President and Chief Executive Officer of Acist Medical Systems, Inc. (a manufacturer of high tech cardiovascular devices) from 1996 to 2002.

Richard E. Jahnke †s*‡	55	1997	President and Chief Executive Officer of Angeion Corporation since January 2000 after its acquisition of Medical Graphics Corporation; President and Chief Executive Officer of Medical Graphics Corporation (a manufacturer of non-invasive medical diagnostic systems) since 1998; President and Chief Operating Officer of CNS, Inc. (a manufacturer of consumer products) from 1993 to 1998.

John H.P. Maley s*	69	1996	Chair of Compex since December 2001; Chair of Magister Corporation (a developer and marketer of rehabilitation and fitness products) since July 1995; Chairman and Chief Executive Officer of Chattanooga Group (a manufacturer of physical therapy products) from 1976 to 1995. Director of Atrion Corporation.

Jack A. Smith †s*	69	2004	Retired; Chairman from 1994 until 1999 and Chief Executive Officer from 1987 to 1998 of The Sports Authority, Inc., a national sporting goods chain, which he founded in 1987; Prior to founding The Sports Authority, held various executive management positions with major national retailers, including Herman’s Sporting Goods (Chief Operating Officer), Sears, Roebuck and Co. and Montgomery Ward & Co. Director of Darden Restaurants, Inc.

†	Member of Audit Committee.

s	Member of Compensation Committee.

*	Member of Nominating and Corporate Governance Committee.

‡	Angeion Corporation filed a voluntary petition for, and completed, a reorganization under Chapter 11 of the US Bankruptcy Code in 2002.

     All nominees elected at the Annual Meeting will serve until the next annual meeting or until their earlier death, resignation, removal or disqualification. The persons named in the proxy form will vote the proxies held by them in favor of the nominees named above as directors, unless you direct otherwise. If a nominee becomes unavailable for any reason, the named proxies will vote the shares in accordance with their best judgment. We know of no reason why any candidate will be unavailable.

The affirmative vote of the holders of a majority of the common stock represented at the meeting is required for the election of each director. The Board of Directors recommends a vote FOR each nominee.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES,
AND OTHER CORPORATE GOVERNANCE MATTERS

Corporate Governance

     Our Board of Directors and management are dedicated to exemplary corporate governance. In February 2000, we adopted a Code of Business Ethics and Conduct and revised our Code after adoption of regulations by the Securities and Exchange Commission in 2003. The Code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. We require all of our employees, officers, and directors, including our financial executives, to abide by the Code. A copy of our Code of Ethics may be reviewed at our website at www.compextechnologies.com.

     Our Nominating and Corporate Governance Committee monitors developments in corporate governance and makes recommendations to the Board of Directors, including recommendations regarding independence of Board members, attendance at meetings and other matters, regarding new principles that should be adopted to ensure that we meet our objective of exemplary corporate governance.

Board Independence

     Our Board currently consists of five members, all of whom are standing for reelection at the Annual Meeting. We require that a majority of the members of our Board of Directors be “independent” within the meaning of the requirements of the Nasdaq Stock Market listing standards. Based on information contained in questionnaires completed by each director and otherwise available to us, our Board of Directors has concluded that each of Mr. Ayers, Mr. Jahnke and Mr. Smith, constituting a majority of our Board, is independent within the meaning of the Nasdaq Marketplace Rules.

Board Committees and Meetings

     Our Board conducts business through meetings of the Board and through three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During the year ended June 30, 2004, our Board met eight times and each director attended at least 75% of the meetings. Our Board also acted by written consent four times during fiscal 2004. Our independent directors meet in separate, executive session without management or management directors as part of each regular meeting of the Board and met in executive session four times during fiscal 2004. We require that all Board members use their best efforts to attend our annual shareholder meeting. All of our directors then in service attended the annual meeting held on November 6, 2003.

     Audit Committee. Our Audit Committee assists our Board in overseeing and monitoring our accounting and financial reporting processes, audits of our financial statements, the independence and performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee reviews all interested party transactions, serves as our compliance committee and oversees our Code of Conduct. The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent auditors and to pre-approve all audit services and permissible non-audit services. It is our policy to present to the entire committee proposals for all audit services and permissible non-audit services prior to engagement. Our Audit Committee has a written charter that embodies this authority, a copy of which is attached to this proxy statement as Appendix A, and which may also be reviewed at our website at www.compextechnologies.com. Our Audit Committee reviews and updates its charter annually and substantially restated the charter in December 2003.

     Our Audit Committee currently consists of Mr. Jahnke (Chairman), Mr. Ayers and Mr. Smith each of whom is an “independent director” within the meaning of Section 301 of The Sarbanes Oxley

Act of 2002 and Nasdaq listing standards applicable to audit committees. Our Board of Directors has identified Mr. Jahnke and Mr. Smith as “audit committee financial experts” within the definition recently established by the Securities and Exchange Commission. The Audit Committee held four meetings and acted by written consent three times during fiscal 2004. All members who then served on the Audit Committee attended at least 75% of the meetings. The report of the Audit Committee is contained on page 14 of this proxy statement.

     Compensation Committee. Our Compensation Committee establishes the compensation of our executive officers, including our Chief Executive Officer, administers our stock-based benefit plans, including our 1998 Stock Incentive Plan and our Employee Stock Purchase Plan, and makes recommendations to our Board regarding director compensation. The Compensation Committee currently consists of Mr. Maley (Chairman), Mr. Ayers, Mr. Jahnke and Mr. Smith. Each of Mr. Ayers, Mr. Jahnke and Mr. Smith is an independent director under Nasdaq listing standards. Mr. Maley is not independent solely because he assumed, as our Chairman (and not as an employee) and at the direction of the Board, the temporary position of acting Chief Executive Officer during 2002 while we conducted an executive search for a permanent Chief Executive Officer. In considering his membership on our compensation committee and nominating and corporate governance committee, our Board noted Mr. Maley’s experience as a long-standing independent member of the Board, his familiarity with our historic compensation policies, with practices in the industry, and with compensation afforded executives in similar circumstances (in which he served), the fact that his disqualification as a “disinterested director” is a function of a technical rule change that does not account for the role he played at the request of the Board in maintaining our business, and the fact that Mr. Maley will again be considered independent at the end of the 2005 fiscal year. In these somewhat exceptional and limited circumstances, our Board unanimously concluded that Mr. Maley’s continuing service on our compensation committee and nominating and corporate governance committee is in our best interest and the best interest of our shareholders.

     During fiscal 2004, our Compensation Committee held six meetings and acted by written consent three times, and each member of the committee attended at least 75% of those meetings. Our Compensation Committee has provided a report on our 2004 executive compensation program, a copy of which is contained on pages 8 to 9 of this proxy statement.

     Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee, currently consisting of Mr. Ayers, Mr. Jahnke, Mr. Maley and Mr. Smith, identifies individuals qualified to become Board members, recommends to the Board nominees to fill vacancies in membership of the Board as they occur and, prior to each Annual Meeting of Shareholders, recommends a slate of nominees for election as Directors at such meeting. The Committee also monitors developments in corporate governance principles and other corporate governance matters and makes recommendations to the Board of Directors regarding the adoption of additional corporate governance principles.

     We generally require that each Director be an individual of the highest character and integrity, have substantial experience which is of particular relevance to our business, have sufficient time available to devote to our affairs, and represent the best interests of all our stakeholders, including our shareholders. Our Nominating and Corporate Governance Committee has discretion as to the determination of which individuals will best fit these criteria. The policies of our Nominating and Corporate Governance Committee are contained in a written charter that is available at our website at www.compextechnologies.com.

     Our Nominating and Corporate Governance Committee met in formal session two times during the year ended June 30, 2004, but also conducted numerous informal discussions and interviews with potential Board candidates and contacts in the community regarding potential Board candidates. The

Nominating and Corporate Governance Committee, then consisting of Mr. Maley and Richard Nigon, was charged by the Board with responsibility in early fiscal 2004 for locating and recommending an additional Board candidate after one of our Board members determined not to stand for reelection at last year’s annual meeting. The Nominating and Corporate Governance Committee determined, with the Board’s concurrence, to attempt to locate an individual with both public company and management experience, and with knowledge and experience in the retail sport and fitness industry. Mr. Smith was an elected a director in May 2004 as a result of this process.

     Mr. Nigon voluntarily resigned as a member of our Board in September 2004 in order to resolve an issue that had not affected his independence, but potentially could have affected the independence of Ernst & Young LLP, our independent public accountants. We hope to reengage Mr. Nigon, who has substantial expertise in financial accounting and business operations for companies in the markets we serve, when he becomes again eligible, which we anticipate will occur after the 2005 fiscal year.

     Although most nominations have originated from recommendations obtained by officers or board members from members of the business community, and all of the nominees for the 2004 Annual Meeting are currently directors and are being re-nominated as such, the Nominating and Corporate Governance Committee will consider suggestions from other stakeholders, including shareholders, for nominees for the 2005 annual meeting. Any shareholder who wishes to recommend that a specific individual (other than the shareholder and other than someone who would not be independent under Nasdaq listing standards) be considered for nomination for the 2005 meeting should contact the Board with specific information about the proposed nominee, including an appropriate resume, prior to June 8, 2005. Methods of communicating with our Board are described on our website at www.compextechnologies.com. The Nominating and Corporate Governance Committee will consider these recommendations, but has absolute discretion as to whether to recommend any individual for nomination. For the 2004 Annual Meeting, our Nominating and Corporate Governance Committee concluded that members of our Board of Directors who have been nominated for reelection meet the criteria set forth above.

Contacting our Board of Directors

     We have established procedures for shareholders to contact and provide information, feedback, or recommendations to our Board through our investor relations firm, Hawk Associates, Inc. Any shareholder who desires to contact our Board, or any of its members, should write to Hawk Associates at the following address:

Compex Director Communications
c/o Hawk Associates, Inc.
204 Ocean Drive
Tavernier, FL 33070

Hawk Associates will not filter communications but will submit them to the Board at its next regular meeting.

Compensation of our Directors

     Director Fees. Our Directors who are not also employees receive director fees of $2,500 per quarter plus $1,000 for each board meeting attended in person. Board members also receive $500 for each committee meeting attended and the chair of each committee receives an additional annual fee of $2,000. In lieu of the regular director fees, Mr. Maley, as Chairman of the Board, receives $5,000 per month as director fees.

     Options. Our 1998 Stock Incentive Plan provides that our directors who are not also employees receive stock options to purchase 2,500 shares of common stock on the date of each annual meeting of shareholders. The plan also provides our Board with discretion, however, to grant larger options to directors. If any director is granted a larger option during the year preceding an annual meeting, then the options due at the annual meeting are not granted. All of the options granted under the plan to directors must be granted with an exercise price equal to the fair market value on the date of grant. Options granted under the plan to directors are fully exercisable from the date of grant and terminate 10 years after the date of grant.

     Each of Messrs. Ayers, Jahnke and Maley received an option under the plan to purchase 2,500 shares of common stock on the date of our annual meeting in November 2003 and received an additional option to purchase 7,500 shares of common stock in November 2003. Mr. Smith received an option to purchase 15,000 shares of common stock on his election as a board member in May 2004. Accordingly, the automatic 2,500 share grants under the plan will not apply to the November 2004 annual shareholder meeting.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The background of Mr. Gladney, our Chief Executive Officer and also one of our directors, is described above. Our executive officers who are not also directors are as follows:

     Wayne K. Chrystal, 54, became our Vice President of Manufacturing Operations in May 1999. From 1973 to 1998, Mr. Chrystal was employed by Deluxe Corporation, a supplier of checks and electronic payment services, most recently as Vice President responsible for operations and human resources in various business units.

     Serge Darcy, 48, was appointed Chief Executive Officer of Compex SA, our Swiss subsidiary, in September 2002. Mr. Darcy served as General Manager of sales and marketing of Compex SA from 2001 until September 2002, and served as Managing Director of Compex France Sarl, the French subsidiary of Compex SA, from 2000 until 2001. From 1996 until joining Compex Sarl, Mr. Darcy was a Managing Director of the National Basketball Association of Europe.

     Gary (Michael) Goodpaster, 49, has been our Vice President of Sales/Managed Care since September 2003. From March 1998 until September 2003, Mr. Goodpaster had been our Vice President of Tampa Operations and Director of Managed Care Contracting. He had served as National Sales Manager with Staodyn, Inc. before we acquired Staodyn in March 1998.

     Marshall Masko, 47, has been Vice President of U.S. Consumer Operations since November 2002. From March 2000 until January 2002, Mr. Masko was Chief Executive Officer, President and a member of the Board of Directors of North American Heritage Brands. Mr. Masko was also a principal of the Business Development Group from March 2000 through November 2002. From June 1999 through February 2000, Mr. Masko was President, Chief Executive Officer and a member of the Board of Directors of EBedroom.com. From January 1998 through June 1999, Mr. Masko was President of Marketing for Gateway Learning in San Francisco, CA. Prior to Gateway, Mr. Masko was Senior Vice President of Marketing for NordicTrack from January 1990 through July 1994, and again from April 1996 through December 1997.

     Scott P. Youngstrom, 44, became our Vice President of Finance and Chief Financial Officer in December 2002. From 1996 until July 2002, Mr. Youngstrom was Vice President of Finance and Administration and Chief Financial Officer of Acist Medical Systems, Inc., a manufacturer of high tech cardiovascular devices.

EXECUTIVE COMPENSATION

Compensation Committee Report On Executive Compensation

     Our executive compensation program is established by our Compensation Committee. The duties and composition of the Compensation Committee are described on page 5 above. The primary objectives of our executive compensation program are to:

-	Reward the achievement of corporate and individual performance goals;

-	Provide compensation that enables us to attract and retain key executives; and

-	Provide a total compensation package that is aligned with our performance and the interests of our shareholders.

     The Compensation Committee established salary levels for executives for the 2004 fiscal year in August 2003 effective for October 1, 2004, and finalized incentive compensation programs in the Fall of 2003.

     Base Salary. We increased the salaries of executive officers effective October 1, 2003 at rates roughly equivalent to increases for our other employees. Mr. Gladney’s salary was increased to $330,656, or approximately 3.3%.

     Bonuses. We pay cash bonuses to executive officers as part of our executive compensation program. For fiscal 2004, 60% of executive bonuses were based on financial performance and 40% were based on achieving personal performance goals. For Mr. Gladney and Mr. Youngstrom, whose responsibilities are company-wide, our bonus plan provided that 1/3 of the financial performance bonus would be paid based on achievement of each of budgeted United States pre-tax earnings, European pretax earnings and consolidated pretax earnings. For other officers, we based 80% of the financial performance bonus on performance in the jurisdiction for which the officer was responsible and 20% on consolidated performance. We provided that no bonus would be paid if we did not generate earnings before income taxes of at least 85% of budgeted earnings before taxes. Because we did not achieve 85% of budgeted pre-tax earnings in either Europe or the United States, none of the bonus payments dependent on earnings were paid. On the basis of achievement of personal performance objectives, we awarded Mr. Gladney, and Mr. Youngstrom bonuses of $52,905 and $23,331, respectively.

     Stock Incentive Compensation. We provide long-term incentive to executive officers primarily through our 1998 Stock Incentive Plan. Because we granted substantial additional options in fiscal 2003 as an inducement to their employment, however, we did not grant options to newer officers, including Mr. Gladney and Mr. Youngstrom, as part of our fiscal 2004 compensation plan. With the assistance of a compensation consultant, we re-examined our long-term incentives in May 2004 as part of our fiscal 2005 compensation plan. As a result of this process, and because a number of the significant options to executives had already vested and were losing their retention value, we granted both restricted stock and options to executives in June 2004. Mr. Gladney received options to purchase 40,000 shares of common stock and 10,000 shares of restricted stock at that time. These options, like most of the options we grant, vest over a period of four years and expire after seven years. All options are granted with an exercise price equal to fair market value on the date of grant. The restricted stock vests in annual increments of one-third of the shares, commencing one year from the date of grant.

     Summary. The Compensation Committee believes that the compensation program for executive officers during fiscal 2004 achieved the principal objectives for which it was designed.

John H.P. Maley
Frederick H. Ayers
Richard E. Jahnke
Jack A. Smith

Summary Compensation Table

     The table below shows the cash and non-cash compensation paid or earned by our Chief Executive Officer and each of our most highly compensated executive officers who received salary and bonus of $100,000 or more during each of the years in the three-year period ended June 30, 2004:

						Long-Term
			Annual Compensation			Compensation
					Other			All Other
Name and	Fiscal				Annual	Restricted		Compen-
Principal Position	Year		Salary	Bonus	Comp.	Stock (1)	Options (2)	sation (3)
Dan W. Gladney	2004		$336,705	$52,905	—	$61,300	40,000	$9,796
President and	2003	(4)	257,231	106,667	—	—	500,000	2,215
Chief Executive Officer

Scott P. Youngstrom	2004		197,009	23,331	—	15,325	10,000	5,730
Vice President of	2003	(4)	102,308	33,250	—	—	200,000	—
Finance and Chief
Financial Officer

Serge Darcy	2004		259,809	9,601	—	—	—	—
President Compex SA	2003		232,748	60,070	—		30,000	—

Marshall Masko	2004		157,611	14,500	—	12,260	5,000	4,728
Vice President of US	2003	(4)	89,423	22,604	—	—	150,000	—
Consumer Business

Wayne K. Chrystal	2004		140,979	14,500	—	9,195	3,500	4,229
Vice President of	2003		131,049	27,824	—	—	15,000	3,932
Manufacturing	2002		125,619	31,546	—	—	—	3,769
Operations

Gary (Michael) Goodpaster	2004		179,925	21,000	—	15,325	50,000	6,072
Vice President of Sales
And Marketing

(1)	Represents the grant on June 2, 4004 of 10,000 shares to Mr. Gladney, 2,500 shares to Mr. Youngstrom, 2,000 shares to Mr. Masko, 1,500 shares to Mr. Chrystal, and 2,500 shares to Mr. Goodpaster of restricted stock, each multiplied by $6.13 (the last sale price of our common stock on June 2, 2004). The restricted stock vests in annual increments of one-third of such shares commencing June 2, 2005.

(2)	Represents the number of shares of common stock that can be purchased upon the exercise of stock options granted during the year.

(3)	Represents company contributions to a 401(k) plan and for Mr. Gladney includes $1,051 paid for long-term disability premiums in 2004.

(4)	The information in the table for 2003 represents compensation for the partial year period during which we employed Mr. Gladney, Mr. Youngstrom and Mr. Masko. Mr. Gladney’s employment commenced on September 1, 2002, Mr. Masko’s on November 25, 2002 and Mr. Youngstrom’s on December 9, 2002.

Stock Options

     The following table provides information about options that we granted during fiscal 2004 to the executive officers named in the summary compensation table:

Option Grants in Fiscal 2004

					Potential Realizable Value at
	Number of	Percent of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying Options	Granted To Employees in	Exercise Price	Expiration	Option Term (1)
Name	Granted	Fiscal 2004	($/Share)	Date	5% ($)	10% ($)
Mr. Gladney	40,000	9.6%	$6.15	7/02/11	$100,147	$193,384
Mr. Youngstrom	10,000	2.4	6.15	7/02/11	25,037	48,346
Mr. Darcy	—	—	—	—	—	—
Mr. Masko	5,000	1.2	6.15	7/02/11	12,518	24,173
Mr. Chrystal	10,000	2.4	10.75	11/18/10	33,763	91,987
	3,500	0.8	6.15	7/02/11	8,762	16,921
Mr. Goodpaster	40,000	9.6	6.61	9/01/10	67,637	210,840
	10,000	2.4	6.15	7/02/11	25,037	48,346

(1)	These amounts represent the realizable value of the subject options from the date of grant until termination, without discounting to present value, assuming appreciation in the market value of the common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     The following table provides information about stock options held at the end of fiscal 2004 by the executive officers named in the Summary Compensation Table:

Option Exercises in Fiscal 2004 and Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options		In-the-Money Options
	Acquired On	Value	At End of Fiscal 2004		At End of Fiscal 2004 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Gladney	—	—	212,500	327,500	$552,712	$748,988
Mr. Youngstrom	—	—	50,000	160,000	124,000	372,300
Mr. Darcy	—	—	42,500	47,500	118,188	118,528
Mr. Masko	—	—	37,500	112,500	89,250	267,900
Mr. Chrystal	—	—	97,500	31,000	168,747	57,794
Mr. Goodpaster	—	—	14,375	68,125	48,515	56,358

(1)	Represents the difference between $6.18 (the last sales price at June 30, 2004) and the exercise price multiplied by the number of shares.

Employment and Severance Agreements

     We have employment agreements with each of Mr. Gladney, Mr. Youngstrom, Mr. Darcy, Mr. Masko and Mr. Goodpaster. The agreement with Mr. Gladney provides for an annual salary of $320,000, for participation in our bonus plan, for the grant of two stock options to purchase a total of 500,000 shares of common stock, and for one year’s severance upon termination prior to a change of control, and two years’ severance upon termination after a change of control, when termination is not for cause or for good reason. The agreement also contains confidentiality and intellectual property assignment provisions, and a covenant not to compete during employment and for a period of one year after termination of employment. Except with respect to salaries, for stock options and for the length of severance, the employment agreements for Mr. Youngstrom, Mr. Masko and Mr. Goodpaster are similar to the agreement for Mr. Gladney. The agreement for Mr. Darcy provides for an annual salary of 336,000 Swiss francs (approximately $265,000), discretionary bonuses, an initial option grant of 50,000 shares, one year’s severance after termination except for “motifs justifies,” and a covenant against competing employment for one year after termination.

     We have also entered into a severance pay agreement with Mr. Chrystal that provides for payments in the event of a change in control and his subsequent termination without cause or voluntarily for good reason, in an amount equal to one times his then-current annual salary. The agreement provides that no amounts will be paid that would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code.

Long-Term Incentive Plan Awards

     Other than the 1998 Stock Incentive Plan and the 1993 Employee Stock Purchase Plan, we do not maintain any long-term incentive plans.

Equity Compensation Plan Information

     We maintain a 1998 Stock Incentive Plan and the 1993 Employee Stock Purchase Plan, pursuant to which we may grant equity awards or sell common stock to our officers, employees and consultants. Our 1988 Restated Stock Option Plan has expired, but options remain outstanding that are subject to the plan. Each of these plans was approved by the our shareholders. The following table provides information about equity awards under these plans as of the end of our most recent fiscal year:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan category	and rights	and rights	(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,368,748	$4.91	448,894 (1)
Equity compensation plans not approved by security holders	650,000 (2)	$3.62	N/A
Total	2,018,748	$4.50	448,894 (1)

(1)	Consists of shares of common stock available for issuance under the 1998 Stock Incentive Plan and the 1993 Employee Stock Purchase Plan.

(2)	Includes nonqualified stock options outside any plan to purchase 500,000 shares granted to Mr. Gladney, options to purchase 100,000 shares granted to Mr. Youngstrom and options to purchase 50,000 shares granted to Mr. Masko, as an inducement to their initial employment. All of these options, with the exception of an option to purchase 250,000 shares granted to Mr. Gladney, become exercisable in annual increments of 25% of the shares on the first four anniversaries of the date of grant, expire on the seventh anniversary of the date of grant and have exercise prices equal to the fair market value on the date of grant. The remaining 250,000 share option granted to Mr. Gladney expires on the tenth year from the date of grant, becomes exercisable on the seventh year after the date of grant, and accelerates in part in the event the market price for our common stock exceeds various prices of between $7.00 and $13.00 per share for 20 consecutive trading days.

PERFORMANCE GRAPH

     Our common stock is quoted on The Nasdaq National Market under the symbol “CMPX.” The following graph shows changes during the period from June 30, 1999 to June 30, 2004 in the value of $100 invested in: (1) our common stock; (2) the Nasdaq National Market Index (US); (3) Nasdaq Healthcare Stocks Index, and (4) Nasdaq Medical Devices Manufacturer Stocks Index. The values of each investment on the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

				Nasdaq
Fiscal Year	Compex		Nasdaq	Medical Devices
Ended	Technologies, Inc.	Nasdaq NMS	Healthcare Stocks	Manufacturers
6/30/99	100.000	100.000	100.000	100.000
6/30/00	84.921	147.831	77.180	115.177
6/30/01	99.623	80.271	110.135	107.956
6/29/02	144.906	54.681	108.154	98.064
6/28/03	140.377	60.713	113.856	105.046
6/30/04	186.566	76.526	169.052	149.901

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 2004, information about the ownership of our common stock by each person we know to own more than 5% of our common stock and by our director and executive officers:

Name	Shares Beneficially Owned (1)	Percent Owned
Frederick H. Ayers	96,676	*

John H.P. Maley	90,000	*

Dan W. Gladney	294,563	2.3%

Jack A. Smith	15,000	*

Richard E. Jahnke	72,500	*

Scott P. Youngstrom	59,732	*

Wayne K. Chrystal	85,693	*

Serge Darcy	45,000	*

Marshall Masko	93,256	*

Gary M. Goodpaster	33,346	*

All Directors and named executive officers as a group (10 persons)	885,766	6.9%

*	Less than 1%

(1)	Includes shares that could be purchased within 60 days of September 30, 2004 upon the exercise of options by the following persons in the specified amounts: Mr. Ayers, 60,000 shares; Mr. Maley, 50,000 shares; Mr. Gladney, 275,000 shares; Mr. Smith, 15,000 shares; Mr. Jahnke, 52,500 shares; Mr. Youngstrom, 50,000 shares; Mr. Chrystal, 62,500 shares; Mr. Darcy, 45,000; Mr. Masko 75,000 shares; Mr. Goodpaster 26,186; and all directors and officers as a group, 711,186 shares.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent (10%) of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Mr. Chrystal filed late one Form 4 reporting the receipt of an option during 2004. With the exception of that late Form 4, we believe that our executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended June 30, 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Our Audit Committee oversees the financial reporting process, the audits of our financial statements, the independence and performance of our independent auditors and our compliance with legal and regulatory requirements. We describe the authority and duties of the Audit Committee on page 4 of this proxy statement. In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of our independent accountants, which are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on our financial statements.

     The Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     Our independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm’s independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants’ independence.

     Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2004 filed with the Securities and Exchange Commission.

Richard E. Jahnke
Frederick H. Ayers
Jack A. Smith

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Our Board has selected Ernst & Young LLP as its independent accountants for the year ending June 30, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees

     The following table sets forth all fees billed to us, or which we expect to be billed us, by Ernst & Young LLP for years ended June 30, 2003 and June 30, 2004:

	2003	2004
Audit Fees (1)	$246,000	$309,000
Audit-Related Fees (2)	85,356	101,150
Tax Fees (3)	183,009	184,745
All Other Fees	—	—

(1)	Audit fees consist primarily of fees for services in connection with the audit of our annual financial statements, statutory audits in other countries in which we do business, and services in connection quarterly reviews of the Company’s financial statements.

(2)	Audit-related fees consists of $10,500 of fees in 2003 and $10,900 of fees in 2004 for audit of our employee benefit plans, $74,856 in 2003 and $78,050 in 2004 for audit of our corporate compliance program, and $12,200 in 2004 for advisory services in connection with establishment of our internal controls framework.

(3)	Tax fees consist of fees in connection with preparation of our domestic and foreign income tax returns (Return preparation), and fees in connection with an internal revenue service audit, for transfer pricing advice and other tax related advice (tax consulting).

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Any shareholder wishing to include a proposal in the proxy solicitation materials for our next annual meeting of shareholders must submit the proposal for consideration in writing to our Secretary at our principal executive offices, 1811 Old Highway 8, New Brighton, Minnesota 55112, no later than June 8, 2005.

     Under our Bylaws, if you wish to propose a matter for consideration our next annual meeting you must give written notice to our corporate Secretary of your intention to raise a business matter, or to nominate a director, on or before June 8, 2005. The notice must include:

•	your name and address, and if you are making the request on behalf of a beneficial owner, the name and address of the beneficial owner;

•	a brief description of the business you desire to be brought before the meeting and the reasons for conducting that business;

•	For director nominees, the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, and the number of our shares (if any) owned by the nominee; and

•	any material interest you might have in the business you propose or relationship with the person you are nominating for director.

     Our management will have discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) the proposal or nominee has been properly omitted from our proxy materials under federal securities laws; (ii) notice of the proposal or nominee was not submitted to the Secretary of the Company at the address listed above by June 8, 2005; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of our voting shares required to carry the proposal or elect the nominee.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas Martin
Secretary

Dated: October 6, 2004

APPENDIX A

Compex Technologies, Inc.
Audit Committee Charter
As Amended and Restated November 5, 2003

     The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Compex Technologies, Inc. (the “Company”) designed to assist the Board in overseeing and monitoring (1) the accounting and financial reporting processes of the Company, including, management conclusions regarding the adequacy of the Company’s internal controls, (2) audits of the financial statements of the Company, (3) the independence and performance of the Company’s independent auditors and (4) the compliance by the Company with legal and regulatory requirements.

.
I. Roles and Responsibilities

A. Maintenance of Charter. The Committee shall review and reassess the adequacy of this formal written charter (the “Charter”) on at least an annual basis.

B. Financial Reporting. The Committee, to the extent necessary and appropriate, shall:

•	Review and discuss with the independent auditor the scope and plans for its audit examination, its audit procedures and the results of the annual audit examination, including any accompanying management letters.

•	Review and discuss with management and with the Company’s independent auditors the Company’s audited financial statements, including disclosures made in management’s discussion and analysis, and indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

•	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s audited financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss with the independent auditors:

1.	All critical accounting policies and practices used by the Company;

2.	All alternative treatments of financial information within generally accept accounting principles that have been discussed with management, ramifications of the use of alternative disclosures and treatments and the treatment preferred by the independent auditor;

3.	Other material written communications between the independent auditor and management, including the management letter and the schedule of unadjusted differences (if any).

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Review with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Quarterly Reports on Form 10-Q. The review may be conducted through a designated representative member of the Committee.

C. Relationship with Independent auditors. The Committee shall:

•	Have sole authority to appoint, determine funding for, retain and oversee independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the audit committee in accordance with this paragraph, for the compensation to independent auditors.

•	Pre-approve all audit services and permissible non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit, and subject to the ability of the committee to delegate to a subcommittee the approval of permissible non-audit services.

•	At least annually, obtain and review a report by the independent auditor describing all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard I, actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that might impact the independence and objectivity of the independent auditor, and take, or recommend that the Board take, appropriate action with respect to any relationships disclosed.

D. Ethics/Compliance: Resolution of Complaints. The Committee shall:

•	Oversee the Company’s Compliance Program and compliance with its Code of Ethical Conduct , which will include (but not be limited to) a code of conduct for senior financial officers as contemplated by Section 406(c) of the Sarbanes-Oxley Act of 2002.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters (which may be part of the Company’s general code of ethics and compliance procedures).

•	Ensure, to the extent possible, that such complaints by employees regarding questionable accounting and auditing matters are treated confidentially and anonymously.

•	Consistent with the Code of Ethical Conduct, the Committee shall review, approve or disapprove, and report to Board regarding all “related party transactions (as defined in Securities and Exchange Commission Regulation S-K, Item 404), including all transactions between the Company and any director or executive officer (excepting compensation relationships for their services as such), and between the Company and any person or entity in which a director or executive officer has a material financial interest.

II. Membership Requirements

•	The Committee shall consist of at least three directors chosen by the Board.

•	The members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC.

•	Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

•	At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.

•	No member of the Committee shall either directly or indirectly accept any consulting, advisory or other compensatory fee from the Company other than for service on the Board or a committee.

III. Structure

•	The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

•	The Committee Chairperson shall review and approve an agenda in advance of each meeting.

•	The Committee shall meet at least twice annually, or more frequently as circumstances dictate.

•	The Committee shall meet with management and the independent auditor in separate executive sessions at least once annually, or more frequently as circumstances dictate.

•	The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.

•	The Committee shall have the authority to engage, and determine funding for, special legal, accounting or other advisors as it deems necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee and for any other ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements or disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and, to the extent indicated in their reports thereon, the independent audit.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	COMPEX TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 11, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated October 6, 2004, revoking any proxy previously given, hereby appoints Dan W. Gladney and Scott P.Youngstrom as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated, all shares of common stock of Compex Technologies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 p.m. Central Time on Thursday, November 11, 2004 at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, 15th Floor, Minneapolis, Minnesota 55402, and at any adjournment thereof. This proxy, when properly executed, will be voted as directed by the undersigned. If no direction is given, this proxy will be voted “FOR” all nominees for director.

Please be sure to sign and date this Proxy in the box below	Date

Stockholder sign above	Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	The election as directors of all nominees listed (except as marked to the contrary below):
		☐	☐	☐

01 Frederick H. Ayers	04 John H.P. Maley
02 Dan W. Gladney	05 Jack A. Smith
03 Richard E. Jahnke

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	The proxies are authorized to vote in their discretion on any other matters that may properly come before the meeting calling for a vote of shareholders.

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é  Detach above card, sign, date and mail in postage paid envelope provided.  é

COMPEX TECHNOLOGIES, INC.

Compex Technologies, Inc.
1811 Old Highway 8
New Brighton, MN 55112

PLEASE MARK, SIGN AND DATE THIS PROXY ABOVE
AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.